UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020 (March 30, 2020)

YANGTZE RIVER PORT AND LOGISTICS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-38062	27-1636887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 John Street, Suite 2A, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 861-3315

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Due to the impact of the novel coronavirus (COVID-19) outbreak, Yangtze River Port and Logistics Limited (the "Company") has decided that the Company will not be able to file its annual report on Form 10-K for the year ended December 31, 2019 on or before its originally scheduled filing date of March 30, 2020. Since the outbreak of COVID-19, the Company’s subsidiary in Wuhan, China has been closed in response to the Chinese government's call to contain the COVID-19 virus and our independent auditors will not be able to enter the Wuhan subsidiary and conduct on-site auditing work until April. Considering the lack of time for the compilation, attesting and review of the information required to be presented and the importance of markets and investors receiving materially accurate information in the annual report, the Company has decided to complete and release its 2019 Form 10-K no later than May 14, 2020, with reference to an order issued by the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2020 - SEC Provides Conditional Regulatory Relief and Assistance for Companies Affected by the Coronavirus Disease 2019 (COVID-19).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER PORT AND LOGISTICS LIMITED

Date : March 30, 2020	By:	/s/ Xiangyao Liu
Xiangyao Liu
President and Chief Executive Officer

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